SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2018

Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37570	27-1069557

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California 94041
(Address of Principal Executive Offices)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2018, Pure Storage, Inc. (“Pure Storage”) held its annual meeting of stockholders via a live webcast (the “Annual Meeting”). At the Annual Meeting, Pure Storage’s stockholders voted on three proposals, each of which is described in more detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 8, 2018. The following is a brief description of each matter voted on and the certified results, including the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter.

1.    All three nominees for Class III director were elected to serve until Pure Storage’s 2021 annual meeting of stockholders and until their successors are elected and qualified. The voting results were as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Jeffrey Rothschild	633,321,495	2,117,877	40,388,795	99.67%
Anita Sands	599,989,337	35,450,035	40,388,795	94.42%
Michelangelo Volpi	607,730,640	27,708,732	40,388,795	95.64%

2.    Stockholders ratified the appointment of Deloitte & Touche LLP as Pure Storage’s independent registered accounting firm for the fiscal year ending January 31, 2019. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
674,455,691	1,049,957	332,519	—	99.84%

3.    Stockholders approved, on an advisory basis, Pure Storage’s executive compensation as described in the definitive proxy statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
630,886,738	4,164,541	388,093	40,388,795	99.34%

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Charles Giancarlo
Charles Giancarlo
Chief Executive Officer
June 22, 2018